EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



TO: Indiginet, Inc.

     As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 26, 2004 included in Indiginet, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.


                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  --------------------------------------------
                      RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP


New York, New York
October 18, 2004


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